UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Headquarters Lease

Effective as of March 30, 2005, Perimeter Summit Parcel 2 Limited Partnership (“Landlord”) and HomeBanc Mortgage Corporation (“HBMC”) entered into a Second Amendment (the “Second Amendment”) to the Lease Agreement dated June 25, 2003 (the “Lease”), as amended by the First Amendment to Lease dated December 11, 2003. Pursuant to the Second Amendment, the Landlord has agreed to lease additional office space to HBMC consisting of the entire 17th floor (approximately 24,677 square feet) of HomeBanc’s main office building located at 2002 Summit Boulevard, Atlanta, Georgia (the “17th Floor Expansion Space”). The Second Amendment provides that the Landlord will deliver the 17th Floor Expansion Space to HBMC no later than July 1, 2005 for HMBC to commence improvements upon the space. The term of the lease of the 17th Floor Expansion Space shall commence upon the earlier of (i) the date HBMC occupies the 17th Floor Expansion Space or (ii) February 1, 2006, and shall be the term of the Lease. HBMC agrees to pay the Landlord the amount of rent as provided in the rent schedule found under Section 2(b) of the Second Amendment filed as Exhibit 10.1 to this Current Report and incorporated herein by this reference. HBMC is a subsidiary of HomeBanc Corp.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Lease, dated as of March 30, 2005, by and between Perimeter Summit Parcel 2 Limited Partnership and HomeBanc Mortgage Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Charles W. McGuire
Charles W. McGuire
Executive Vice President, General Counsel & Secretary

Date:	April 5, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Lease, dated as of March 30, 2005, by and between Perimeter Summit Parcel 2 Limited Partnership and HomeBanc Mortgage Corporation.